UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2014

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

13631 Progress Blvd., Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Cope)

Registrant’s telephone number, including area code

(386) 462-6800

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

On May 13, 2014, AxoGen, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Meeting”). The matters voted on by shareholders at the Meeting included (1) a proposal to elect eight (8) Directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified, (2) a proposal to approve an amendment and restatement of the AxoGen 2010 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock of AxoGen authorized for issuance under the Plan from 2,750,000 to 3,500,000; and (3) a proposal to ratify the appointment of Lurie Besikof Lapidus & Company, LLP (“LBL”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. There were represented at the Meeting, either in person or by proxy, 14,397,248 shares of the Company’s common stock, out of a total number of 17,445,968 shares of the Company’s common stock outstanding and entitled to vote at the Meeting. The results of the shareholders’ votes are as follows:

Proposal No. 1: Election of Directors:

Nominee	For	Withhold
Gregory G. Freitag	6,794,355	845,797
Mark Gold	6,774,391	865,761
Jamie Grooms	6,383,185	1,256,967
John Harper	6,980,160	659,992
Joe Mandato	7,379,500	260,652
Robert J. Rudelius	6,930,899	709,253
Karen Zaderej	6,948,717	691,435
John McLaughlin	6,925,394	714,758

Proposal No. 2:         Approve an amendment and restatement of the Plan to increase the number of shares of common stock of AxoGen authorized for issuance under the Plan from 2,750,000 to 3,500,000.:

For	Against	Abstain	Broker Non–Vote
4,898,780	1,379,109	10,890	6,757,096

Proposal No. 3: Ratification of Appointment of LBL as Independent Registered Public Accounting Firm:

For	Against	Abstain
12,678,978	37,994	28,903

The foregoing votes reflect that the proposals received the requisite votes to (i) elect all eight (8) of the nominees of the Board of Directors, (ii) approve the amendment and restatement of the Plan to increase the number of shares of common stock of AxoGen authorized for issuance under the Plan from 2,750,000 to 3,500,000; and (iii) ratify the appointment of LBL as the Company’s independent public accounting firm for the fiscal year ending December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date:	May 19, 2014	By:	/s/Greg Freitag
Greg Freitag
General Counsel